EXHIBIT 99.1

Contact:	Bill Lackey	FOR IMMEDIATE RELEASE
	Director, Investor Relations	Moved On PR Newswire
	Corporate	Date: November 12, 2008
310.615.1700
blackey3@csc.com

Mike Dickerson
Director, Media Relations
Corporate
310.615.1647
mdickers@csc.com

CSC REPORTS SECOND QUARTER REVENUE AND OPERATING INCOME GROWTH

Significant Improvement in Free Cash Flow, Earnings and New Business Bookings

          FALLS CHURCH, Va., Nov. 12 -- CSC (NYSE: CSC) today reported revenues of $4.24 billion for the second 2009 fiscal quarter, up 5.5% year over year, and earnings per share for the quarter of $2.95 (diluted).

Summary second quarter results include:
•	Total revenues of $4.24 billion;
•	Operating income of $282 million, up 4.1% year over year;
•	Second quarter operating cash flow of $401 million as reported; free cash flow improvement of $181 million year over year;
•	Net income of $451.7 million, or $2.95 per share (diluted);
•	Total new business awards and orders of $4.6 billion.

          Net income for the second quarter was $451.7 million, or $2.95 per share (diluted), compared to last year’s second quarter earnings per share of 43 cents.  This year’s quarterly earnings per share includes a tax-related benefit of $371.4 million, or

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CSC - Page 2	November 12, 2008

approximately $2.43 per share, due to the previously announced successful IRS tax resolution for years 2000 through 2004, and the negative impact of $24.1 million, or 16 cents per share related to provisions for international tax audits.  This year’s quarterly earnings per share also include approximately 4 cents of adverse currency impact and IRS resolution advisory costs not previously reflected in the company’s announced guidance.

          New business awards and orders announced for the second quarter were approximately $4.6 billion.  These awards and orders were comprised of $3.2 billion from the North American Public Sector (NPS), $1.0 billion from Business Solutions & Services (BS&S) and $366 million for Global Outsourcing Services (GOS).  Awards for the first six months of fiscal 2009 stand at approximately $10 billion, up 45% over the same period last year.

          “Despite a difficult economic environment, we’re pleased with the increase in earnings year over year, our free cash flow improvement and solid quarterly bookings,” said CSC Chairman, President and Chief Executive Officer Michael W. Laphen.

Performance by Business Unit, Industry Vertical and Geographies

Lines of Business

          CSC’s revenues grew by 5.5% (approximately 4% in constant currency) across the company’s three lines of business: Business Solutions & Services, Global Outsourcing Services and the North American Public Sector.

The quarterly revenue gain was led by BS&S, which grew in excess of 8% (approximately 6% in constant currency) and recorded $1.08 billion in revenues compared to $1.0 billion in the year-ago quarter.

Global Outsourcing Services posted a second quarter revenue total of $1.69 billion, up 6% (approximately 5% in constant currency) from $1.60 billion last year.

For the second quarter, NPS revenue increased 3.0% to $1.49 billion from $1.45 billion for last year’s comparable quarter.

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Industry Verticals

          The company’s revenue growth by industry group was led by the Healthcare, Manufacturing, and Chemical, Energy & Natural Resources verticals, up 32.2%, 10.1% and 8.6% compared to last year, respectively.  Additionally, the Public Sector vertical contributed mid-single-digit growth year over year of 4.6%.  Given the difficult discretionary spending environment and lower than anticipated software sales, revenue declined 3.2% year over year within the company’s Financial Services vertical sector.

Geographies

          All four of the primary regions served by CSC demonstrated revenue growth for the quarter.  The Americas reported revenue of $2.64 billion, up 3.5%; EMEA delivered revenue of $1.20 billion, up 8.4%; Australia’s revenue was $249 million, up 7.5%; and Asia reported revenue of $165 million, up 20.4%.

Business Outlook

          “Clearly, we must remain cautious regarding the future impacts of current macroeconomic conditions and currency fluctuations,” said Laphen. “However, our solid base of recurring revenue, broad services portfolio across both the public and commercial markets worldwide, and diversified range of vertical industries provide us with advantages that should prove beneficial during these difficult market conditions.   In addition, we will continue to act prudently and decisively to take steps to manage our performance.  For example, as previously announced, we recently drew down our credit facility to help ensure our liquidity position and discontinued our reliance on commercial paper.

          “CSC is well positioned to help companies and government agencies during economic turmoil,” Laphen added. “We can quickly assist customers in areas that can help in a challenging economic environment, such as application portfolio rationalization, IT optimization and business transformation.  Our industry expertise, state-of-the-art processes and global reach provide a wide range of options to help organizations reduce costs and improve profitability.”

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CSC - Page 4	November 12, 2008

Guidance

          Given the significant volatility in the currency exchange rates and assuming the current rates remain unchanged for the balance of the year, the company now anticipates revenue for the third quarter, ending Jan. 2, 2009, to be in the range of $4.1 billion to $4.2 billion. Earnings per share for the third quarter, under the same currency parameters, are anticipated to be in the range of $1.00 to $1.10.

          Considering currency volatility, full-year guidance for revenue is now estimated to be in the range of $16.8 billion to $17.8 billion and GAAP earnings per share in the $6.30 to $6.40 range, which includes the IRS resolution benefit and the adverse impact related to provisions for international tax audits recorded in the second quarter.

          As announced in the company’s press release dated Oct. 20, 2008, a teleconference will be held today at 5:00 p.m. EST to discuss second quarter results.  This teleconference can be accessed from the CSC Web site at www.csc.com/investorrelations, in a listen-only mode, and slides will also be available at this site immediately prior to the call.

About CSC

          CSC is a global leader in providing technology-enabled solutions and services through three primary lines of business. These include Business Solutions & Services, Global Outsourcing Services and the North American Public Sector. CSC’s advanced capabilities include systems design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting. Headquartered in Falls Church, Va., CSC has approximately 91,000 employees and reported revenue of $17.3 billion for the 12 months ended Oct. 3, 2008. For more information, visit the company’s Web site at www.csc.com.

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CSC - Page 5	November 12, 2008

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control.  These factors could cause actual results to differ materially from such forward-looking statements.  For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2008 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Note to Analysts and Editors: Please see attached tables.

CSC - Page 6		November 12, 2008

Revenues by Segment
(preliminary unaudited)

	Second Quarter Ended
	October 3,	Sept. 28,	% of Total
(In millions)	2008	2007	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$477.8	$395.5	11%	10%
BS&S – Financial Services Sector	247.1	261.6	6	7
BS&S – Other	354.9	340.9	8	8
Business Solutions & Services	1,079.8	998.0	25	25
Global Outsourcing Services	1,691.3	1,595.9	40	40
Department of Defense	1,040.9	968.6	25	24
Civil agencies	417.7	432.2	10	11
Other (1)	36.3	49.9	1	1
North American Public Sector	1,494.9	1,450.7	36	36
Corporate	4.2	4.6	0	0
Subtotal	4,270.2	4,049.2	101	101
Eliminations	(31.5)	(32.0)	(1)	(1)
	$4,238.7	$4,017.2	100%	100%

	Six Months Ended
	October 3,	Sept. 28,	% of Total
(In millions)	2008	2007	Fiscal 2009	Fiscal 2008
BS&S – Consulting	$1,019.7	$799.7	12%	10%
BS&S – Financial Services Sector	509.5	512.4	6	7
BS&S – Other	731.2	534.0	8	7
Business Solutions & Services	2,260.4	1,846.1	26	24
Global Outsourcing Services	3,481.9	3,190.5	40	40
Department of Defense	2,061.2	1,912.0	24	25
Civil agencies	843.7	872.7	10	11
Other (1)	82.7	86.0	1	1
North American Public Sector	2,987.6	2,870.7	35	37
Corporate	8.7	9.2	0	0
Subtotal	8,738.6	7,916.5	101	101
Eliminations	(62.8)	(61.4)	(1)	(1)
	$8,675.8	$7,855.1	100%	100%

(1)	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public reporting segment.

CSC - Page 7	November 12, 2008

Consolidated Statements of Income
(preliminary unaudited)

	Second Quarter Ended		Six Months Ended
	Oct. 3,	Sept. 28,	Oct. 3,	Sept. 28,
(In millions except per-share amounts)	2008	2007	2008	2007
Revenues	$4,238.7	$4,017.2	$8,675.8	$7,855.1

Costs of services (excludes depreciation and amortization)	3,406.7	3,253.8	7,008.0	6,351.9
Selling, general and administrative	285.3	241.1	562.8	481.7
Depreciation and amortization	312.1	292.2	629.3	571.2
Interest expense	58.8	48.8	122.7	78.0
Interest income	(9.1)	(8.8)	(18.6)	(18.3)
Special items		25.9		74.9
Other (income) expense	(0.2)	(7.4)	13.1	(25.6)

Total costs and expenses	4,053.6	3,845.6	8,317.3	7,513.8

Income before taxes	185.1	171.6	358.5	341.3
Taxes on income	(266.6)	95.8	(213.8)	157.4

Net income	$451.7	$75.8	$572.3	$183.9

Basic	$2.98	$0.44	$3.78	$1.06

Diluted	$2.95	$0.43	$3.74	$1.04

Average common shares outstanding for:
Basic EPS	151.396	172.018	151.288	172.947
Diluted EPS	153.107	175.264	153.085	176.439

Operating income	$282.2	$271.2	$564.1	$522.6

CSC - Page 8	November 12, 2008

Selected Balance Sheet Data
(preliminary unaudited)

	Oct. 3,	March 28,
(In millions)	2008	2008
Assets
Cash and cash equivalents	$741.6	$698.9
Receivables	4,243.6	4,564.7
Prepaid expenses and other current assets	1,828.5	1,764.5
Total current assets	6,813.7	7,028.1

Property and equipment, net	2,576.8	2,764.6
Outsourcing contract costs, net	792.5	925.4
Software, net	516.3	527.4
Goodwill, net	3,867.6	3,975.2
Other assets	611.0	659.0
Total assets	$15,177.9	$15,879.7

Liabilities
Short-term debt and current maturities of long-term debt	$1,108.2	$838.4
Accounts payable	539.1	798.1
Accrued payroll and related costs	836.6	926.6
Other accrued expenses	1,345.0	1,638.7
Deferred revenue	928.0	1,078.5
Income taxes payable and deferred income taxes	322.1	414.9
Total current liabilities	5,079.0	5,695.2

Long-term debt, net	2,665.1	2,635.3
Income tax liabilities	852.0	1,235.6
Other long-term liabilities	842.9	851.8

Stockholders' Equity	5,738.9	5,461.8

Total liabilities and stockholders' equity	$15,177.9	$15,879.7

Debt as a percentage of total capitalization	39.7%	38.9%

CSC - Page 9	November 12, 2008

Consolidated Statements of Cash Flows
(preliminary unaudited)
	Six Months Ended
	Oct. 3,	Sept. 28,
(In millions)	2008	2007
Cash flows from operating activities:
Net income	$572.3	$183.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization and other non-cash charges	680.9	604.4
Stock based compensation	33.8	35.5
Provision or losses on accounts receivable	11.8	2.1
Foreign currency exchange loss	(19.0)	(8.8)
Gain (loss) on dispositions, net of taxes	1.6	(3.3)
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in assets	159.0	(441.4)
Decrease in liabilities	(1,095.4)	(464.2)

Net cash provided by (used in) operating activities	345.0	(91.8)

Investing activities:
Purchases of property and equipment	(362.1)	(433.3)
Outsourcing contracts	(72.6)	(61.4)
Acquisitions	(62.8)	(1,315.6)
Software	(98.8)	(78.3)
Other investing cash flows	39.5	8.2

Net cash used in investing activities	(556.8)	(1,880.4)

Financing activities:
Net borrowings (repayments) of commercial paper, net	472.1	(0.4)
Borrowings under lines of credit	280.2	305.6
Repayments on lines of credit	(161.4)	(215.9)
Principal payments on long-term debt	(316.1)	(19.5)
Proceeds from debt issuance		1,391.3
Proceeds from stock options, and other common stock transactions	12.3	73.2
Repurchase of common stock, net of settlement	(3.3)	(153.1)
Excess tax benefit from stock-based compensation	1.3	8.9
Other financing cash flows	2.1	2.9

Net cash provided by financing activities	287.2	1,393.0

Effect of exchange rate changes on cash and cash equivalents	(32.7)	19.9

Net increase (decrease) in cash and cash equivalents	42.7	(559.3)
Cash and cash equivalents at beginning of year	698.9	1,050.1

Cash and cash equivalents at end of period	$741.6	$490.8

CSC - Page 10	November 12, 2008

Non-GAAP Financial Measures

The following tables reconcile operating income and free cash flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses operating income to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between operating income and reported earnings.

GAAP Reconciliations
(In millions)

Operating Income (preliminary and unaudited)	Second Quarter Ended		Six Months Ended
	Oct. 3,	Sept. 28,	Oct. 3,	Sept. 28,
	2008	2007	2008	2007
Operating income	$282.2	$271.2	$564.1	$522.6
Minority interest expense	(0.7)	(3.6)	(5.3)	(6.8)
Equity earnings	4.2	4.1	9.7	8.6
Corporate G&A	(51.1)	(41.6)	(92.8)	(74.1)
Interest expense	(58.8)	(48.8)	(122.7)	(78.0)
Interest income	9.1	8.8	18.6	18.3
Special items		(25.9)		(74.9)
Other expense (income)	0.2	7.4	(13.1)	25.6
Income before taxes	185.1	171.6	358.5	341.3
Taxes on income	(266.6)	95.8	(213.8)	157.4
Net income	$451.7	$75.8	$572.3	$183.9

Free Cash Flow (preliminary unaudited)	Second Quarter Ended		Six Months Ended
	Oct. 3,	Sept. 28,	Oct. 3,	Sept. 28,
	2008	2007	2008	2007
Free cash flow	$166.3	$(15.2)	$(162.8)	$(676.0)
Net cash used in investing activities	228.3	1,636.7	556.8	1,880.4
Acquisitions, net of cash acquired	(0.4)	(1,315.6)	(62.8)	(1,315.6)
Capital lease payments	6.8	8.0	13.8	19.4
Net cash provided by (used in) operating activities	$401.0	$313.9	$345.0	$(91.8)
Net cash used in investing activities	$(228.3)	$(1,636.7)	$(556.8)	$(1,880.4)
Net cash (used in) provided by financing activities	$(11.6)	$(25.8)	$287.2	$1,393.0

Note:	Capital lease payments and proceeds from the sale of property and equipment (included in investing activities) are included in the calculation of free cash flow.

CSC - Page 11	November 12, 2008

Non-GAAP Financial Measures (continued)

Earnings per Share Reconciliation (preliminary unaudited)

The following table is presented to illustrate the impact of the special items on earnings per share.  It also provides a reconciliation of the earnings per share amount relating to earnings per share for continuing operations.  The earnings per share amounts presented below include non-GAAP measures.  This table should be read in conjunction with the Consolidated Statements of Income within this release on which the GAAP earnings per share measures are presented.  Earnings per share before special items provides a basis for comparing current operating performance to past and future operating performance.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

	Second Quarter Ended
	October 3, 2008		September 28, 2007
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$451.7	$2.95	$75.8	$0.43

Income from total operations	451.7	2.95	75.8	0.43
Add back: Special items			19.3	0.11
Income from continuing operations before special items	$451.7	$2.95	$95.1	$0.54

Average common shares outstanding for diluted EPS		153.107		175.264

	Six Months Ended
	October 3, 2008		September 28, 2007
	Amount	EPS (diluted)	Amount	EPS (diluted)
Net income and EPS (diluted), as reported	$572.3	$3.74	$183.9	$1.04

Income from total operations	572.3	3.74	183.9	1.04
Add back: Special items			52.7	0.30
Income from continuing operations before special items	$572.3	$3.74	$236.6	$1.34

Average common shares outstanding for diluted EPS		153.085		176.439